Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-848, No. 333-76851, No. 333-79337, No. 333-82257, No. 333-38860 and No. 333-66068) of PC Mall, Inc. (formerly IdeaMall, Inc. and Creative Computers, Inc.) of our report dated February 3, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Los Angeles, California
March 27, 2003